                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         CONTINAN COMMUNICATIONS, INC.
                         -----------------------------
               (Exact Name of Company as Specified in its Charter)

             Nevada                                        73-1554122
             ------                                        ----------
(State or Other Jurisdiction of                        (I.R.S. Employer
 Incorporation or Organization)                       Identification No.)


11601 Wilshire Boulevard, Suite 2030, Los Angeles, California        90025
-------------------------------------------------------------        -----
         (Address of Principal Executive Offices)                 (Zip Code)

                           2007 Stock and Option Plan
                           --------------------------
                            (Full title of the Plan)

                   Claude C. Buchert, Chief Executive Officer
                          Continan Communications, Inc.
                      11601 Wilshire Boulevard, Suite 2030
                          Los Angeles, California 90292
                                 (310) 439-4119
           ----------------------------------------------------------
           (Name, Address, and Telephone Number of Agent for Service)

                                 With a copy to:
                Brian F. Faulkner, A Professional Law Corporation
                         27127 Calle Arroyo, Suite 1923
                      San Juan Capistrano, California 92675
                                 (949) 240-1361

                         CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
 Title of Securities to       Amount to be          Proposed Maximum      Proposed Aggregate          Amount of
     be Registered             Registered            Offering Price         Offering Price         Registration Fee
                                                       Per Share
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

      Common Stock              2,500,000              $0.516 (1)             $1,290,000               $39.60
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

(1) The 2007 Stock and Option Plan authorizes a total of 2,500,000 shares. This offering price per share is calculated under Rule 457(h)(1) (reference to Rule 457(c)) as the offering price is not known: average of the bid and ask prices as of May 9, 2007 (within five business days prior to the date of filing this registration statement). See 2007 Stock and Option Plan, attached as Exhibit 4 to this Form S-8.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.   PLAN INFORMATION.

         See Item 2 below.

ITEM 2.   COMPANY INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The documents containing the information specified in Part I, Items 1 and 2, will be delivered to each of the participants in accordance with Form S-8 and Rule 428 promulgated under the Securities Act of 1933. The participants shall provided a written statement notifying them that upon written or oral request they will be provided, without charge, (i) the documents incorporated by reference in Item 3 of Part II of the registration statement, and (ii) other documents required to be delivered pursuant to Rule 428(b). The statement will inform the participants that these documents are incorporated by reference in the Section 10(a) prospectus, and shall include the address (giving title or department) and telephone number to which the request is to be directed.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following are hereby incorporated by reference:

         (1) The Company's latest annual report on Form 10-KSB for the fiscal year ended December 31, 2006, filed on May 9, 2007.

         (2) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Form 10-KSB referred to in (a) above.

         (3) A description of the securities of the Company as contained in a Form 10-SB filed on February 28, 2002.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         Other than as set forth below, no named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the Company.

         Brian F. Faulkner, A Professional Law Corporation, counsel for the Company as giving an opinion on the validity of the securities being registered, will receive shares of common stock under this Form S-8. These shares will be paid pursuant to the Company's 2007 Stock and Option Plan in exchange for legal services previously rendered, and to be rendered in the future, to the Company under an attorney-client contract. These legal services consist of advice and preparation work in connection with reports of the Company under the Securities Exchange Act of 1934, and other general corporate and securities work for the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

LIMITATION OF LIABILITY.

(a)      ARTICLES OF INCORPORATION.

         The articles of incorporation of the Company provide the following with respect to liability:

         "No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director provided, that the forgoing clause shall not apply to any liability of a director for any action for which the Nevada Business Corporation Act proscribes this limitation and then only to the extent that this limitation is specifically so proscribed."

(b)      NEVADA REVISED STATUTES.

         NRS 78.747 LIABILITY OF STOCKHOLDER, DIRECTOR OR OFFICER FOR DEBT OR LIABILITY OF CORPORATION.

         1. Except as otherwise provided by specific statute, no stockholder, director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the stockholder, director or officer acts as the alter ego of the corporation.

         2. A stockholder, director or officer acts as the alter ego of a corporation if:

         (a) The corporation is influenced and governed by the stockholder, director or officer;

         (b) There is such unity of interest and ownership that the corporation and the stockholder, director or officer are inseparable from each other; and

         (c) Adherence to the corporate fiction of a separate entity would sanction fraud or promote a manifest injustice.

         3. The question of whether a stockholder, director or officer acts as the alter ego of a corporation must be determined by the court as a matter of law.

INDEMNIFICATION.

(a)      ARTICLES OF INCORPORATION.

         The articles of incorporation of the Company contain the following provisions with regard to indemnification:

         "(a) This corporation shall indemnify any director and any officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil or criminal, judicial, administrative or investigative, by reason of the fact that he/she is or was serving at the request of this corporation as a director or officer or member of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him/her in connection with such action, suit or proceeding, including any appeal thereof, if he/she acted in good faith or in a manner he/she reasonably believed to be in, or not opposed to, the best interests of this corporation, and with respect to any criminal action or proceeding, if he/she had no reasonable cause to believe his/her conduct was unlawful. However, with respect to any action by or in the right of this corporation, to procure a judgment in its favor, no indemnification shall be made in respect of any claim, issue, or matter as to which such person is adjudged liable for negligence or misconduct in the performance of his/her duty to the corporation unless, and only to the extent that, the court in which such action or suit was brought determines, on application, that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity in view of all circumstances of the case. Termination of any action, suit or proceeding by judgment, order, settlement, conviction, or in a plea of nolo contendere or its equivalent, shall not, of itself, create presumption that the party did not meet the applicable standard of conduct. Indemnification hereunder, may be paid by the corporation in advance of the final disposition of any actions, suit or proceeding, on a preliminary determination that the director, officer, employee or agent met the applicable standard of conduct.

         (b) The corporation shall also indemnify any director or officer who has been successful on the merits or otherwise, in defense of any action, suit, or proceeding, or in defense of any claim, issue, or matter therein, against all expenses, including attorneys' fees, actually and reasonably incurred by him/her in connection therewith, without the necessity of an independent determination that such director or officer met any appropriate standard of conduct.

         (c) The indemnification provided for herein shall continue as to any person who has creased to be a director or officer, and shall inure to the benefit of the heirs, executors, and administrations of such persons.

         (d) In addition to the indemnification provided for herein, the corporation shall have power to make any other or further indemnification, except an indemnification, except an indemnification against gross negligence or willful misconduct, under any resolution or agreement duly adopted by the Board of Directors, or duly authorized by a majority of the shareholders."

(b)      BYLAWS.

         The Bylaws of the Company provide the following with respect to indemnification:

"SECTION 7.01. Indemnification of Authorized Representatives in Third Party Proceedings. To the maximum extent not prohibited by law, the Corporation shall indemnify any person who was or is an authorized representative of the Corporation (which shall mean for purposes of this Article a Director or officer of the Corporation or another person serving at the request of the Corporation as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust or other business enterprise) and who was or is a party (which shall include for purposes of this Article the giving of testimony or similar involvement) or is threatened to be made a party to any third party proceeding (which shall mean for purposes of this Article, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitration, administrative or investigative other than an action by or in the right of the Corporation) by reason of the fact that such person was or is an authorized representative of the Corporation, against expenses (which shall include for purposes of this Article attorneys fees and expenses), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal third party proceeding (which could or does lead to a criminal third party proceeding) had no reasonable cause to believe such conduct was unlawful. The termination of any third party proceeding by judgment, order, settlement, indictment, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the authorized representative did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal third party proceeding, had reasonable cause to believe that such conduct was unlawful.

SECTION 7.02. Indemnification of Authorized Representatives in Corporate Proceedings. The Corporation shall indemnify any person who was or is an authorized representative of the Corporation and who was or is a party or is threatened to be made a party to any corporate proceeding (which shall mean for purposes of this Article any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor or investigative proceeding by the Corporation) by reason of the fact that such person was or is an authorized representative of the Corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate action, if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that a court of competent jurisdiction shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to be indemnified to the extent such court shall order.

SECTION 7.03. Mandatory Indemnification of Authorized Representatives. To the extent that an authorized representative of the Corporation has been successful on the merits or otherwise in defense of any third party proceeding or corporate proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

SECTION 7.04. Determination of Entitlement to Indemnification. Any indemnification under Section 7.01, 7.02 or 7.03 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the authorized representative is proper in the circumstances, because such person has either met the applicable standards of conduct set forth in Section 7.01 or 7.02 or has been successful on the merits or otherwise as set forth in Section 7.03 and that the amount requested has been actually and reasonably incurred. Such determination shall be made:

         (1) By the Board of Directors by a majority of a quorum consisting of Directors who were not parties to such third party or corporate proceeding; or

         (2) If such a quorum of the Board of Directors is not obtainable, or, even if obtainable, a majority vote of such a quorum so directs, by independent legal counsel in a written opinion; or

         (3) By the shareholders voting in the aggregate and not by class or series.

SECTION 7.05. Advancing Expenses. Expenses actually and reasonably incurred in defending a third party or corporate proceeding shall be paid on behalf of an authorized representative by the Corporation in advance of the final disposition of such third party or corporate proceeding as authorized in the manner provided in Section 7.04 of this Article upon receipt of an undertaking by or on behalf of the authorized representative to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation as authorized in this Article. The financial ability of such authorized representative to make such repayment shall not be a prerequisite to the making of an advance.

SECTION 7.06. Employee Benefit Plans. For purposes of this Article, the Corporation shall be deemed to have requested an authorized representative to serve an employee benefit plan where the performance by such person of duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on an authorized representative with respect to an employee benefit plan pursuant to applicable law shall be deemed fines; and action taken or omitted by such person with respect to an employee benefit plan in the performance of duties for a purpose reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

SECTION 7.07. Scope. The indemnification of and advancement of expenses to authorized representatives, as authorized by this Article, shall (1) not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in an official capacity and as to action in another capacity, (2) continue as to a person who has ceased to be an authorized representative, and (3) inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 7.08. Reliance. Each person who shall act as an authorized representative of the Corporation shall be deemed to be doing so in reliance upon rights of indemnification provided by this Article.

SECTION 7.09. Insurance. The Corporation may but shall not be obligated to purchase and maintain insurance at its expense on behalf of any person who is or was an authorized representative against any liability asserted against such person in such capacity or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability."

(c)      NEVADA REVISED STATUTES.

         "NRS 78.7502 DISCRETIONARY AND MANDATORY INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS: GENERAL PROVISIONS.

         (1) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

         (a) Is not liable pursuant to NRS 78.138 [directors and officers duty to exercise their powers in good faith and with a view to the interests of the corporation]; or

         (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS
78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         (2) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

         (a) Is not liable pursuant to NRS 78.138; or

         (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         (3) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

NRS 78.751 AUTHORIZATION REQUIRED FOR DISCRETIONARY INDEMNIFICATION; ADVANCEMENT OF EXPENSES; LIMITATION ON INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.

         (1) Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

         (a)      By the stockholders;

         (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

         (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

         (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

         (2) The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

         (3) The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section:

         (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

         (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

         NRS 78.752 INSURANCE AND OTHER FINANCIAL ARRANGEMENTS AGAINST LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

         1. A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

         2. The other financial arrangements made by the corporation pursuant to subsection 1 may include the following:

         (a) The creation of a trust fund.

         (b) The establishment of a program of self-insurance.

         (c) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

         (d) The establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

         3. Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.

         4. In the absence of fraud:

         (a) The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

         (b) The insurance or other financial arrangement:

                  (1) Is not void or voidable; and

                  (2) Does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

         5. A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of Title 57 of NRS."

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable

ITEM 8.  EXHIBITS.

         The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

ITEM 9.  UNDERTAKINGS.

The undersigned Company hereby undertakes:

         (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (iii) Include any additional or changed material
                  information on the plan of distribution;

                  (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                  (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                  (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                           i. Any preliminary prospectus or prospectus of the
                  undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

                           ii. Any free writing prospectus relating to the
                  offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

                           iii. The portion of any other free writing prospectus
                  relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and
                           iv. Any other communication that is an offer in the
                  offering made by the undersigned small business issuer to the purchaser.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Los Angeles, California, on May 9, 2007.

                                             CONTINAN COMMUNICATIONS, INC.


                                             By: /s/ Claude C. Buchert
                                                 ------------------------------
                                                 Claude C. Buchert,
                                                 Chief Executive Officer

                            SPECIAL POWER OF ATTORNEY

         The undersigned constitute and appoint Claude C. Buchert their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form S-8 registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

         Signature                       Title                       Date
------------------------- ----------------------------------- -----------------


/s/  Claude C. Buchert    Chief Executive Officer/Director       May 9, 2007
----------------------
Claude C. Buchert


/s/  Helene Legendre      Executive Vice President/Secretary     May 9, 2007
----------------------
Helene Legendre


/s/  Ross A. Nordin       Treasurer/Chief Financial Officer      May 9, 2007
----------------------
Ross A. Nordin


/s/  James W. Gibson      Vice President Business                May 9, 2007
--------------------      Development/Director
James W. Gibson


/s/  Marcia Rosenbaum     Director                               May 9, 2007
---------------------
Marcia Rosenbaum

                                  EXHIBIT INDEX

Number                               Description
------                               -----------

4          2007 Stock and Option Plan, dated May 1, 2007 (filed herewith).

5          Opinion of Brian F. Faulkner, A Professional Law Corporation
           (filed herewith).

23.1       Consent of Sutton Robinson Freeman & Co., P. C. (filed herewith).

23.2 Consent of Brian F. Faulkner, A Professional Law Corporation (filed herewith).

24         Power of Attorney (see signature page).